Exhibit 10.3

PROMISSORY NOTE

$2,500,000.00	New York, New York

February 6, 2019

FOR VALUE RECEIVED, Yulong Eco-Materials Limited, a Cayman Islands corporation, as maker (“Borrower”), hereby promises to pay to the order of CVI Investments, Inc. (“Lender”), the principal sum of Two Million Five Hundred Thousand Dollars ($2,500,000.00), in lawful money of the United States of America, and to be paid in accordance with the terms of this Note and that certain Loan and Security Agreement, dated the date hereof, between Borrower and Lender (the “Loan Agreement”). This Note is issued by the Borrower to the Lender pursuant to the terms of the Loan Agreement. All capitalized terms not defined herein shall have the respective meanings set forth in the Loan Agreement.

ARTICLE 1: PAYMENT TERMS

Borrower agrees to pay the principal sum of this Note from time to time outstanding and the outstanding balance of the principal sum of this Note shall be due and payable on the Maturity Date.

ARTICLE 2: DEFAULT AND ACCELERATION

The outstanding principal balance of the Facility and all other sums due to Lender in respect of the Facility under this Note, the Loan Agreement, and any other document (collectively, the “Loan Documents”) evidencing and/or securing the Facility (the “Debt”) shall without notice become immediately due and payable if any payment required in this Note is not paid on or prior to the date when due or if the Debt is not paid on the Maturity Date or on the happening of any other Event of Default under the Loan Agreement.

ARTICLE 3: SECURITY

This Note is secured by the Collateral specified in the Loan Agreement. All of the terms, covenants and conditions contained in the Loan Agreement and the other Loan Documents with respect to the Facility are hereby made part of this Note to the same extent and with the same force as if they were fully set forth herein.

ARTICLE 4: SAVINGS CLAUSE

If, at any time, the rate of interest, together with all amounts which constitute interest and which are reserved, charged or taken by Lender as compensation for fees, services or expenses incidental to the making, negotiating or collection of the Facility evidenced hereby or under any other Loan Document, shall be deemed by any competent court of law, governmental agency or tribunal to exceed the maximum rate of interest permitted to be charged by Lender to the Borrower under applicable law, then, during such time as such rate of interest would be deemed excessive, that portion of each sum paid attributable to that portion of such interest rate that exceeds the maximum rate of interest so permitted shall be deemed a voluntary prepayment of principal. As used herein, the term “applicable law” shall mean the law in effect as of the date hereof; provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date.

ARTICLE 5: NO ORAL CHANGE

This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing made in accordance with the provisions of the Loan Agreement.

ARTICLE 6: WAIVERS

Borrower and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, notice of intention to accelerate, notice of acceleration, protest and notice of protest and non-payment and all other notices of any kind. No release of any security for the Debt or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Loan Agreement or the other Loan Documents made by agreement between Lender or any other person shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower or any other person who may become liable for the payment of all or any part of the Debt under this Note, the Loan Agreement or the other Loan Documents. No notice to or demand on Borrower shall be deemed to be a waiver of the obligation of Borrower or of the right of Lender to take further action without further notice or demand as provided for in this Note, the Loan Agreement or the other Loan Documents.

ARTICLE 7: GOVERNING LAW

this NOTE shall be governed and interpreted according to the laws of the State of New YorK, without regard to any choice of law, rules or principles to the contrary.

ARTICLE 8: NOTICES

All notices or other written communications hereunder shall be delivered in accordance with the provisions of the Loan Agreement.

IN WITNESS WHEREOF, Borrower has duly executed this Note as of the day and year first above written.

YULONG ECO-MATERIALS LIMITED

By:
Name:
Title: